UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2020 (January 3, 2020)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland		Not Applicable
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On January 7, 2020, Quotient Limited (the “Company” and, together with its consolidated subsidiaries, “we”, “us” and “our”) announced several planned changes to its management team:

•	Christopher J. Lindop, our Chief Financial Officer, plans to retire from the Company on May 31, 2020 (the “retirement date”).

•	Mr. Lindop will resign from his position as our Chief Financial Officer and as our principal financial officer, effective as of February 5, 2020 (the “transition date”).

•	Peter Buhler will be appointed as our Chief Financial Officer and principal financial officer, effective as of the transition date.

•	From the transition date to the retirement date, Mr. Lindop will serve as our Executive Vice President.

•

We and Mr. Lindop have entered into a transition, separation and consultancy agreement (the “Transition Agreement”), and we have agreed to make certain payments to Mr. Lindop in consideration for his service to the Company and continued employment with the Company.

•

We and Mr. Buhler have entered into an employment agreement (the “Employment Agreement”), and we have agreed to make certain inducement awards to Mr. Buhler in connection with his appointment as our Chief Financial Officer.

•	Edward Farrell, our President, has been appointed as our Chief Operating Officer, effective retroactively as of January 1, 2020.

•	Jeremy Stackawitz, our President, has been appointed as our Chief Commercial Officer, effective retroactively as of January 1, 2020.

Resignation and Retirement of Christopher J. Lindop as Chief Financial Officer

Mr. Lindop, our Chief Financial Officer, will resign from his position as our Chief Financial Officer and as our principal financial officer, effective as of the transition date. Mr. Lindop will continue to serve in his current capacity, including as our principal financial officer, until the transition date. Following the transition date, Mr. Lindop will serve as our Executive Vice President until the retirement date. His decision to retire from the Company, and his resignation from his position as our Chief Financial Officer, is not the result of any disagreement between him and us regarding our financial operations, policies or practices.

In connection with his planned retirement, on January 3, 2020, we and Mr. Lindop entered into the Transition Agreement, pursuant to which, in recognition of Mr. Lindop’s service to us and for providing the services of Chief Financial Officer through the transition date and Executive Vice President through the retirement date, Mr. Lindop will receive a single cash payment of $420,000 (equal to twelve months base salary).

In addition, the Transition Agreement provides that all unvested options to acquire our ordinary shares held by Mr. Lindop that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest and become exercisable on their regularly scheduled vesting dates after the retirement date; all other unvested options will be forfeited; and all vested options will remain exercisable until May 31, 2021. Furthermore, all unvested restricted share units (“RSUs”) held by Mr. Lindop that are scheduled to vest within 12 months following the retirement date will remain outstanding and vest on their regularly scheduled vesting dates after the retirement date; and all other unvested RSUs held by Mr. Lindop will be forfeited. Mr. Lindop will also be entitled to receive all accrued and vested benefits under any other Company benefit plans, and any reimbursements to which Mr. Lindop is entitled under current policies through the retirement date.

Mr. Lindop has also agreed to provide consulting services to us to support any special projects that may arise during the 12 months after the retirement date.

The Transition Agreement additionally contains a release of claims arising from Mr. Lindop’s employment, and other customary provisions, including a non-disparagement clause.

Appointment of Peter Buhler as Chief Financial Officer

On the transition date, Peter Buhler, age 50, will join the Company as our Chief Financial Officer. As the Company’s Chief Financial Officer, Mr. Buhler will be our principal financial officer.

Mr. Buhler has over 30 years of financial experience gained through various roles in industry and public accounting. From 2017 to 2019, Mr. Buhler served as Group Chief Financial Officer at Zaluvida Corporate AG, a life sciences company focused on obesity, antibiotic resistance and other global health challenges. From 2013 to 2017, Mr. Buhler served as Group Chief Financial Officer for Stallergenes Greer SA, a global life sciences company focused on allergy immunotherapy, where he led a complex merger project combining a French and a U.S. group. From 2010 to 2013, Mr. Buhler held the role of Finance Director, EMEA for Logitech International SA, a manufacturer of computer peripherals and software. From 2008 to 2010, Mr. Buhler held the role of Chief Financial Officer at Anteis SA, a mid-sized medical technology company. From 2001 to 2008, Mr. Buhler held various roles at Merck Serono, a biopharmaceutical company, including Head of Finance Commercial Europe and Senior Director, Corporate Strategic Development. From 1999 to 2001, Mr. Buhler held the role of Manager General Accounting and Control for a division of Eli Lilly and Company. Prior to that, Mr. Buhler spent over 10 years in public accounting with BDO Visura. Mr. Buhler is a Swiss Chartered Accountant, a member of the Swiss Institute of Certified Accountants and Tax Consultants and received an MBA from SBS Swiss Business School.

With respect to Item 404(a) of Regulation S-K, except as described in this Current Report, there are no other relationships or related transactions between Mr. Buhler and the Company that would be required to be reported. With respect to the disclosure required by Item 401(b) of Regulation S-K, there are no arrangements or understandings between Mr. Buhler and any other person pursuant to which he assumed the role of our principal financial officer. With respect to the disclosure required by Item 401(d) of Regulation S-K, there are no family relationships between Mr. Buhler and any of the Company’s directors or executive officers.

In connection with such appointment, on January 3, 2020, the Company entered into the Employment Agreement with Mr. Buhler, which sets forth the terms and conditions under which Mr. Buhler will serve as our Chief Financial Officer. The Employment Agreement was approved by the Board of Directors of the Company (the “Board”) as well as the Remuneration Committee of the Board. The Employment Agreement has no specific term and continues until terminated in accordance with the terms therein. Mr. Buhler’s current annual base salary for fiscal year 2020 will be Swiss Francs (CHF) 380,000, and he is eligible to receive employee benefits that are customary for other senior executives of the Company located in Switzerland. Mr. Buhler’s base salary will be first reviewed in May 2021, and thereafter on an annual basis, subject to adjustment by the Board in its sole discretion.

The Company may terminate Mr. Buhler’s employment with or without “Cause” (as defined in the Employment Agreement). Mr. Buhler is required to provide at least six months’ advance written notice to us if he terminates his employment. If the Company terminates Mr. Buhler’s employment other than for Cause, the Company must provide six months’ advance written notice to Mr. Buhler, and he will be entitled to receive, subject to certain conditions, the base salary and certain employee benefits then in effect through and including the day of termination. During the period of his employment and for a period of one year following any termination of his employment, Mr. Buhler will be obligated to (i) refrain from engaging in competition with the Company, its subsidiaries and its affiliates in Switzerland and the United States; and (ii) refrain from soliciting any of the Company’s (or its subsidiaries’ or affiliates’) employees, suppliers or customers.

The Company has agreed to indemnify Mr. Buhler to the maximum extent permitted by our organizational documents and applicable law for any acts or decisions made in good faith while performing services for us.

Mr. Buhler is eligible for an annual discretionary bonus equal to 60% of his base salary, subject to achievement of corporate performance goals and individual performance goals.

In addition, in connection with the appointment of Mr. Buhler as our Chief Financial Officer, on the transition date, the Company will grant Mr. Buhler 50,000 RSUs and 25,000 options to purchase ordinary shares at a price equal to the closing price of the Company’s ordinary shares as reported on the Nasdaq Global Market on the date of grant (the “Share Options”). The grants, which will be issued outside of the Company’s 2014 Stock Incentive Plan, were approved by the Board and the Remuneration Committee of the Board pursuant to the inducement grant exception under Nasdaq Rule 5635(c)(4), as an inducement that is material to Mr. Buhler’s entering into employment with the Company. The RSUs and the Share Options will vest in three equal installments on each first, second and third anniversary of the grant date. The Share Options will have a term of ten years. The Share Options will be forfeited if not exercised before the expiration of their term. In addition, in the event Mr. Buhler’s employment is terminated, any RSUs or Share Options not vested shall be forfeited upon termination.

On January 7, 2020, we entered into a Change of Control Agreement (the “CIC Agreement”) with Mr. Buhler. The purpose of the CIC Agreement is to establish certain protections for Mr. Buhler upon a qualifying termination of his employment in connection with a change of control of us.

The CIC Agreement provides that, if we terminate Mr. Buhler’s employment without “Cause” (as defined in the CIC Agreement) or Mr. Buhler terminates his employment for “Good Reason” (as defined in the CIC Agreement) and, in either case, such termination occurs within 24 months following a “Change of Control” (as defined in the CIC Agreement), then, subject to Mr. Buhler executing and delivering to the Company a release and waiver of claims, he will receive a lump sum payment of the following:

•

any accrued obligations owed to him, which include: (i) any of his annual base salary earned through the effective date of termination that remains unpaid; (ii) any bonus payable with respect to any fiscal year which ended prior to the effective date of his termination of employment, which remains unpaid; and (iii) any expense reimbursement due to him on or prior to the date of termination which remains unpaid to him; and

•

a cash payment equal to 150% of the sum of his base salary plus target annual bonus in effect on the date of termination, without taking into effect any reduction in his annual base salary that may constitute “Good Reason” under the CIC Agreement.

The CIC Agreement will expire on January 7, 2023 and will automatically renew for successive one year terms unless the Board of Directors provides written notice of expiration of the CIC Agreement at least 90 days prior to January 7, 2023 or the applicable anniversary thereof.

The above summary descriptions of certain terms contained in the Transition Agreement, Employment Agreement and CIC Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Transition Agreement, Employment Agreement and CIC Agreement respectively, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 respectively, hereto.

Appointment of Edward Farrell as our Chief Operating Officer and Jeremy Stackawitz as our Chief Commercial Officer

Effective retroactively as of January 1, 2020, Edward Farrell, our President, has been appointed as our Chief Operating Officer, and Jeremy Stackawitz, our President, has been appointed as our Chief Commercial Officer. We have entered into amendments, each dated January 7, 2020, to our Service Agreement, dated November 21, 2012, with Mr. Farrell and to our Employment Agreement, dated March 9, 2009, with Mr. Stackawitz, in connection with these appointments.

Mr. Farrell’s new annual base salary, with effect as of January 1, 2020, will be £346,340. He will also receive a grant of 2,232 RSUs, with a grant date of January 7, 2020, which will vest in three equal installments on each first, second and third anniversary of the grant date.

Mr. Farrell’s and Mr. Stackawitz’s biographical information is set forth in the Company’s definitive proxy statement filed on July 26, 2019 (the “2019 Proxy Statement”). That information is incorporated by reference into this Current Report.

Relationships or related transactions between Mr. Farrell and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K are incorporated herein by reference to the information on that topic set forth in the 2019 Proxy Statement. Relationships or related transactions between Mr. Stackawitz and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K are incorporated herein by reference to the information on that topic set forth in the 2019 Proxy Statement. There are no arrangements or understandings between either Mr. Farrell or Mr. Stackawitz, respectively, and any other person pursuant to which he assumed the role of our Chief Operating Officer or Chief Commercial Officer, as applicable. There are no family relationships between either Mr. Farrell or Mr. Stackawitz, respectively, and any of the Company’s other directors or executive officers.

The above summary descriptions of certain terms contained in the amendments to our Service Agreement with Mr. Farrell and our Employment Agreement with Mr. Stackawitz do not purport to be complete and are qualified in their entirety by reference to the full texts of the amendments, copies of which are filed as Exhibits 10.4 and 10.5, respectively, hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description

10.1	Transition Agreement, dated January 3, 2020, between the Company and Christopher J. Lindop.

10.2	Employment Agreement, dated January 3, 2020, between the Company and Peter Buhler.

10.3	CIC Agreement, dated January 7, 2020, between the Company and Peter Buhler.

10.4	Amendment to the Service Agreement, dated January 7, 2020, between the Company and Edward Farrell.

10.5	Amendment to the Employment Agreement, dated January 7, 2020, between the Company and Jeremy Stackawitz.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2020

QUOTIENT LIMITED

By:	/s/ Christopher Lindop
Name: Christopher Lindop
Title: Chief Financial Officer